UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2014

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On October 21, 2014, The LGL Group, Inc. (the "Company") held its 2014 Annual Meeting of Stockholders (the "Annual Meeting").
The following matters were submitted to a vote of the Company's stockholders at the Annual Meeting: (i) the election of seven directors to serve until the Company's 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) the ratification of the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014; and (iii) to vote on a non-binding advisory resolution to approve the compensation of the Company's named executive officers.  The number of shares of the Company's common stock outstanding and eligible to vote as of September 16, 2014, the record date of the Annual Meeting, was 2,594,732.
Each of the matters submitted to a vote of the Company's stockholders at the Annual Meeting was approved by the requisite vote of the Company's stockholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:
Nominee	For	Withheld	Broker Non-Votes
Michael J. Ferrantino, Sr.	1,105,828	278,995	858,477
Timothy Foufas	1,064,502	320,321	858,477
Marc Gabelli	1,064,102	320,721	858,477
Patrick J. Guarino	1,098,286	286,537	858,477
Donald H. Hunter	1,071,044	313,779	858,477
Manjit Kalha	1,105,328	279,495	858,477
Antonio Visconti	1,176,983	202,339	858,477

Proposal	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of McGladrey LLP	2,222,676	19,988	636	−

Proposal	For	Against	Abstain	Broker Non-Votes
To vote on a non-binding advisory resolution to approve the compensation of the Company's named executive officers	1,176,983	202,339	5,501	858,477

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2014	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Financial Officer